Exhibit 99.1
Release:     Immediate
Contact:

Media	Investor Relations
Rich Tauberman	Eva Huston
MWW Group (for Verisk Analytics)	Head of Investor Relations
202-585-2282	Verisk Analytics, Inc.
rtauberman@mww.com	201-469-2142
eva.huston@verisk.com
Verisk Analytics, Inc. Reports First-Quarter 2010 Financial Results
Delivers 12.4% revenue growth and $0.33 adjusted EPS
JERSEY CITY, N.J., May 6, 2010 (GLOBE NEWSWIRE) — Verisk Analytics, Inc. (NASDAQ:VRSK), a leading source of information about risk, today announced results for the first quarter ended March 31, 2010:
First-Quarter 2010 Financial Highlights
See Tables 4 and 5 for a reconciliation of non-GAAP financial measures to the relevant GAAP measures.
•	Diluted GAAP earnings per share (“diluted GAAP EPS”) were $0.29 for the first-quarter 2010 and diluted adjusted earnings per share (“diluted adjusted EPS”) were $0.33, an increase of 13.8% versus the same period in 2009.

•	Total revenues increased 12.4% for first-quarter 2010, driven by 21.9% growth in Decision Analytics revenues. Risk Assessment revenues grew 3.9% for the quarter, matching the growth rate in 2009 despite weaker premiums for our property/casualty insurance customers. Excluding the impact of recent acquisitions, total revenues grew 11.8% for the first quarter.

•	Adjusted EBITDA increased 14.8% to $123.6 million for first-quarter 2010 and adjusted net income increased 17.7% to $62.0 million. Net income for the first quarter ended March 31, 2010 was $55.4 million.

•	The company announced the authorization by the Board of Directors of a $150 million share repurchase program to be executed at management’s discretion. The program is intended to limit shareholder dilution from option grants and other employee benefit plans.
Frank J. Coyne, chairman, president, and CEO, said, “As we enter 2010, we continue to deliver growth and profitability, demonstrating the value of our solutions to all of our customers.”
“Decision Analytics continues to deliver significant growth over a strong showing in 2009. Our mortgage analytics services continue to grow nicely in 2010, even after a robust 2009, and reduced levels of mortgage originations. Our integration of Strategic Analytics is proceeding well and we have seen the power of combining Strategic Analytics’ capabilities with our other solutions. And we remain enthusiastic about the continued strong performance of insurance-facing services, such as our loss quantification solutions, which grew by double digits from both existing services, as well as through our new solutions, such as contents estimation and geographic expansion.”

“Even with premium declines for our property/casualty customers, Risk Assessment continues to show steady growth, illustrating that our customers recognize our solutions as an integral part of managing their businesses through both good and bad times,” Mr. Coyne added.
“We are pleased to deliver revenue growth near the high end of the long-term organic growth target we set at the IPO, while also delivering strong EBITDA and adjusted net income growth. We continue to evaluate M&A opportunities and are optimistic we can find attractive businesses to add to our portfolio,” concluded Mr. Coyne.
Summary of Results for First Quarter
Table 1

	Three Months Ended
	March 31,
			Change
	2010	2009	%
	(in thousands, except per share amounts)
Revenues	$276,154	$245,751	12.4%
EBITDA	$123,647	$104,908	17.9%
Adjusted EBITDA	$123,647	$107,741	14.8%
Net income	$55,375	$44,915	23.3%
Adjusted net income	$62,046	$52,705	17.7%
Diluted GAAP EPS	$0.29	$0.25	16.0%
Diluted adjusted EPS	$0.33	$0.29	13.8%
Revenues
Overall, revenues grew 12.4% for the quarter ended March 31, 2010. Excluding the impact of recent acquisitions (TierMed, Enabl-u, and Strategic Analytics), revenues grew 11.8% for the quarter, led by the 20.6% organic growth of Decision Analytics.
Table 2A

	Three Months Ended
	March 31,
			Change
	2010	2009	%
	(in thousands)

Decision Analytics revenues by category:
Fraud identification and detection solutions	$78,795	$63,842	23.4%
Loss prediction solutions	36,928	30,953	19.3%
Loss quantification solutions	25,853	21,390	20.9%

Total Decision Analytics	$141,576	$116,185	21.9%

Within the Decision Analytics segment, revenues grew 21.9% for the quarter ended March 31, 2010 and 20.6% excluding recent acquisitions. During the quarter, organic revenue growth was led by a 22.9% increase in the company’s fraud identification solutions revenues, as growth in mortgage fraud analytics and other fraud detection solutions continued, even with a larger revenue base.
Loss prediction solutions revenues grew at 19.3% for the quarter and 16.0% organically, as Verisk saw strong growth from both weather and climate risk predictive modeling and healthcare analytics and continued growth from its catastrophe modeling solutions. In the first quarter of 2010, D2Hawkeye and AER became a part of the reported organic growth, as they have now been owned in both the reported and comparable periods.
Loss quantification solutions revenues grew 20.9% for first-quarter 2010, with contributions from existing solutions as well as newer solutions and markets.
Table 2B

	Three Months Ended
	March 31,
			Change
	2010	2009	%
	(in thousands)

Risk Assessment revenues by category:
Industry standard insurance programs	$88,044	$85,147	3.4%
Property-specific rating and underwriting information	33,959	32,001	6.1%
Statistical agency and data services	7,179	7,058	1.7%
Actuarial services	5,396	5,360	0.7%

Total Risk Assessment	$134,578	$129,566	3.9%

Within the Risk Assessment segment, revenues grew 3.9% in the first quarter ended March 31, 2010 as customers continue to value the company’s solutions despite the industry-wide property/casualty premium decline of 4.0% in commercial lines for the 2008 period, which influences the company’s 2010 invoices. Property-specific rating and underwriting information benefited from increased transaction volumes in the first-quarter 2010.
Cost of Revenues
Cost of revenues increased 6.9% in the quarter ended March 31, 2010, and 5.7% excluding the impact of recent acquisitions. The increase in cost of revenues was due to third-party data costs related primarily to the company’s mortgage fraud analytics solutions, as well as increases in salary and benefits. The cost of revenues for Risk Assessment declined slightly because of decreased salary and benefits, in part related to staff support in property-specific rating and underwriting information.
Selling, General and Administrative
Selling, general and administrative expense grew 12.6% in first-quarter 2010, and 11.6%, excluding the impact of recent acquisitions. The increase was largely related to increased salary and benefits, primarily due to increased incentive compensation related to IPO stock option grants.
EBITDA and Adjusted EBITDA
EBITDA and Adjusted EBITDA grew 17.9% and 14.8%, respectively, in the first quarter ended March 31, 2010. EBITDA and Adjusted EBITDA are now consistent for first-quarter 2010 as the primary adjustments of ESOP allocation expense and IPO-related costs are zero for the current period.

The Adjusted EBITDA margin was 44.8% for first-quarter 2010, an increase from the Adjusted EBITDA margin of 43.8% in the same period in 2009. The improved margin reflects decreased salary and benefits as a percentage of revenue versus 2009, which was partially offset by incremental data and consulting costs, primarily related to the growth in transactions in mortgage solutions.
Table 3A

	Three Months Ended
	March 31,
			Change
	2010	2009	%
	(in thousands)
EBITDA	$123,647	$104,908	17.9%
plus: ESOP allocation expense	—	2,633
plus: IPO-related costs	—	200

Adjusted EBITDA	$123,647	$107,741	14.8%

EBITDA margin	44.8%	42.7%
Adjusted EBITDA margin	44.8%	43.8%
Adjusted EBITDA grew 27.8% for Decision Analytics and 5.3% for Risk Assessment for the quarter ended March 31, 2010 as shown in Table 3B. For first-quarter 2010, EBITDA and Adjusted EBITDA margins were 48.7% for Risk Assessment and 41.1% for Decision Analytics. Expansion of Decision Analytics margin was driven by operating leverage. The Risk Assessment margin benefited from topline growth for first-quarter 2010 while not impacted by annual salary and equity compensation increases that occur annually in the second quarter. Additionally, lower pension expenses provided a benefit in the quarter.
Table 3B

	Three Months Ended
	March 31,
			Change
	2010	2009	%
	(in thousands)

Segment EBITDA:
Risk Assessment	$65,496	$60,599	8.1%
EBITDA margin	48.7%	46.8%
Decision Analytics	$58,151	$44,309	31.2%
EBITDA margin	41.1%	38.1%
Total EBITDA	$123,647	$104,908	17.9%
EBITDA margin	44.8%	42.7%

Adjusted segment EBITDA:
Risk Assessment	$65,496	$62,224	5.3%
Adjusted EBITDA margin	48.7%	48.0%
Decision Analytics	$58,151	$45,517	27.8%
Adjusted EBITDA margin	41.1%	39.2%
Total adjusted EBITDA	$123,647	$107,741	14.8%
Adjusted EBITDA margin	44.8%	43.8%

Net Income and Adjusted Net Income
Net income increased 23.3% in first-quarter 2010, reflecting the growth in our business. Adjusted net income grew 17.7% in first-quarter 2010. Included in the adjustment to net income was a $2.4 million noncash charge related to recently enacted changes in the tax treatment for the Medicare Part D subsidy. The income tax effect on amortization of intangibles is calculated at 41.0%, our effective rate excluding the impact of the Medicare tax subsidy discussed above.
The table below sets forth a reconciliation of net income to adjusted net income and adjusted EPS based on our historical results:
Table 4

	Three Months Ended
	March 31,
			Change
	2010	2009	%
	(in thousands, except per share amounts)
Net income	$55,375	$44,915	23.3%
plus: Amortization of intangibles	7,304	8,510
plus: Reduction in Medicare subsidy tax benefit	2,362	—
plus: ESOP allocation expense	—	2,633
plus: IPO-related costs	—	200
less: Income tax effect on amortization of intangibles	(2,995)	(3,553)

Adjusted net income	$62,046	$52,705	17.7%

Basic adjusted EPS	$0.34	$0.30	13.3%

Diluted adjusted EPS	$0.33	$0.29	13.8%

Weighted average shares outstanding
Basic	180,053,550	173,938,000

Diluted	189,454,756	180,604,450

Net Cash Provided by Operating Activities and Capital Expenditures
Net cash provided by operating activities was $137.2 million and increased $1.8 million for the quarter ended March 31, 2010 compared with first-quarter 2009. The growth was primarily a result of an $18.1 million increase due to the improved profitability of the business and a $5.4 million decrease in tax payments. This was offset largely by a $21.8 million increase in working capital related to accelerated timing of certain customer payments that were received in fourth-quarter 2009, while they were received in the first quarter in 2009, as well as timing of other operating payments.
Capital expenditures were $8.9 million in first-quarter 2010, a decrease of $2.7 million from first-quarter 2009 due to investment in infrastructure in 2009 that did not recur in 2010. Capital expenditures were 3.2% of revenue in first-quarter 2010. Verisk expects capital expenditures to be approximately $43 million for full-year 2010.
Net cash provided by operating activities less capital expenditures represented more than 100% of EBITDA during the quarter, reflecting continued strong cash conversion as well as fees paid in advance for 2010 for some of the company’s services.

Share Repurchase Authorization
Verisk announced today that its Board of Directors approved a new $150 million share repurchase authorization of its stock. Under the new program, Verisk may repurchase shares in the open market or as otherwise may be determined by the company, subject to market conditions, business opportunities, and other factors. The company has no obligation to repurchase shares under the program and intends to use this authorization as a means of offsetting dilution from the issuance of shares under employee compensation and benefit plans.
This authorization has no expiration date and may be suspended or terminated at any time. Repurchased shares will be recorded as treasury stock, but will be available for future issuance.
Mr. Coyne noted, “This repurchase program is consistent with our statement to the market about limiting dilution from options. With significant free cash flow and low leverage, our financial capacity gives us the flexibility to continue to execute our growth strategies, including acquisitions, while giving us flexibility to implement a share repurchase program.”
Conference Call
Verisk’s management team will host a live audio webcast on Friday, May 7, 2010, at 8:30 a.m. Eastern time (5:30 a.m. Pacific time) to discuss the financial results and business highlights. All interested parties are invited to listen to the live event via webcast on the Verisk investor website at http://investor.verisk.com. The discussion is also available through dial-in number 1-877-368-8165 for U.S./Canada participants or 970-315-0262 for international participants.
A replay of the webcast will be available on the Verisk investor website, http://investor.verisk.com, for 30 days and also through the conference call number 1-800-642-1687 for U.S./Canada participants or 706-645-9291 for international participants using Conference ID #70293505.
About Verisk Analytics
Verisk Analytics (NASDAQ:VRSK) is a leading provider of risk assessment solutions to professionals in insurance, healthcare, mortgage, government, and risk management. Using advanced technologies to collect and analyze billions of records, Verisk Analytics draws on vast industry expertise and unique proprietary data sets to provide predictive analytics and decision-support solutions in fraud prevention, actuarial science, insurance coverages, fire protection, catastrophe and weather risk, data management, and many other fields. In the United States and around the world, Verisk Analytics helps customers protect people, property, and financial assets. For more information, visit www.verisk.com.
Forward-Looking Statements
This release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.
Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Verisk’s quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Notes Regarding the Use of Non-GAAP Financial Measures
The company has provided certain non-GAAP financial information as supplemental information regarding its operating results. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures reported by other companies. The company believes that its presentation of non-GAAP measures, such as EBITDA and Adjusted EBITDA, adjusted net income, and adjusted EPS, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the company’s management uses these measures for reviewing the financial results of the company and for budgeting and planning purposes.
EBITDA and Adjusted EBITDA
The table below sets forth a reconciliation of net income to EBITDA and Adjusted EBITDA based on our historical results:
Table 5

	Three Months Ended
	March 31,
			Change
	2010	2009	%
	(in thousands)
Net income	$55,375	$44,915	23.3%

Depreciation and amortization of fixed and intangible assets	17,233	17,705	(2.7)%
Investment income and realized (gains)/losses on securities, net	(64)	355	(118.0)%
Interest expense	8,466	8,154	3.8%
Provision for income taxes	42,637	33,779	26.2%

EBITDA	$123,647	$104,908	17.9%

plus: ESOP allocation expense	—	2,633
plus: IPO-related costs	—	200

Adjusted EBITDA	$123,647	$107,741	14.8%

EBITDA and Adjusted EBITDA are financial measures that management uses to evaluate the performance of our segments. The company defines “EBITDA” as net income before investment income, realized (gains)/losses on securities, interest expense, income taxes, depreciation, and amortization. The company defines “Adjusted EBITDA” as EBITDA before ESOP allocation expense, IPO-related costs, and other nonrecurring items.

Although EBITDA and adjusted EBITDA are frequently used by securities analysts, lenders and others in their evaluation of companies, EBITDA and adjusted EBITDA have limitations as analytical tools and should not be considered in isolation, or as a substitute for an analysis of our statement of cash flow reported under GAAP. Management uses EBITDA and Adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of its overall assessment of company performance. Some of these limitations are as follows:
•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments.

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirement for, our working capital needs.

•	Although depreciation and amortization are noncash charges, the assets being depreciated and amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements.

•	Other companies in our industry may calculate EBITDA and adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.
Attached Financial Statements
Please refer to the full Form 10-Q filing for the complete financial statements and related notes.

VERISK ANALYTICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of March 31, 2010 and December 31, 2009

	2010
	unaudited	2009
	(In thousands, except for share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$130,992	$71,527
Available-for-sale securities	5,546	5,445
Accounts receivable, net	132,896	89,436
Prepaid expenses	21,130	16,155
Deferred income taxes, net	4,405	4,405
Federal and foreign income taxes receivable	—	16,721
Other current assets	20,880	21,656

Total current assets	315,849	225,345
Noncurrent assets:
Fixed assets, net	88,272	89,165
Intangible assets, net	107,248	108,526
Goodwill	494,283	490,829
Deferred income taxes, net	63,948	66,257
State income taxes receivable	4,933	6,536
Other assets	11,146	10,295

Total assets	$1,085,679	$996,953

LIABILITIES AND STOCKHOLDERS’ EQUITY/(DEFICIT)
Current liabilities:
Accounts payable and accrued liabilities	$78,001	$101,401
Acquisition related liabilities	544	—
Short-term debt	4,723	66,660
Pension and postretirement benefits, current	5,284	5,284
Fees received in advance	214,295	125,520
Federal and foreign income taxes payable	16,216	—
State and local income taxes payable	6,069	1,414

Total current liabilities	325,132	300,279

Noncurrent liabilities:
Long-term debt	527,076	527,509
Pension benefits	99,327	102,046
Postretirement benefits	24,673	25,108
Other liabilities	81,219	76,960

Total liabilities	1,057,427	1,031,902

Commitments and contingencies
Stockholders’ equity/(deficit):
Verisk Class A common stock, $.001 par value; 1,200,000,000 shares authorized; 125,815,600 shares issued and outstanding as of March 31, 2010 and December 31, 2009	30	30
Verisk Class B (Series 1) common stock, $.001 par value; 400,000,000 shares authorized; 205,637,925 shares issued and 27,118,975 outstanding as of March 31, 2010 and December 31, 2009	50	50
Verisk Class B (Series 2) common stock, $.001 par value; 400,000,000 shares authorized; 205,637,925 shares issued and 27,118,975 outstanding as of March 31, 2010 and December 31, 2009	50	50
Unearned KSOP contributions	(1,241)	(1,305)
Additional paid-in capital	659,392	652,573
Treasury stock, at cost, 357,037,900 shares as of March 31, 2010 and December 31, 2009	(683,994)	(683,994)
Retained earnings	106,650	51,275
Accumulated other comprehensive loss	(52,685)	(53,628)

Total stockholders’ equity/(deficit)	28,252	(34,949)

Total liabilities and stockholders’ equity/(deficit)	$1,085,679	$996,953

VERISK ANALYTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
For The Three Months Ended March 31, 2010 and 2009

	2010	2009
	(In thousands, except for share and per
	share data)
Revenues	$276,154	$245,751

Expenses:
Cost of revenues (exclusive of items shown separately below)	114,993	107,523
Selling, general and administrative	37,514	33,320
Depreciation and amortization of fixed assets	9,929	9,195
Amortization of intangible assets	7,304	8,510

Total expenses	169,740	158,548

Operating income	106,414	87,203

Other income/(expense):
Investment income	32	43
Realized gains/(losses) on securities, net	32	(398)
Interest expense	(8,466)	(8,154)

Total other expense, net	(8,402)	(8,509)

Income before income taxes	98,012	78,694
Provision for income taxes	(42,637)	(33,779)

Net income	$55,375	$44,915

Basic net income per share of Class A and Class B (1):	$0.31	$0.26

Diluted net income per share of Class A and Class B (1):	$0.29	$0.25

Weighted average shares outstanding:
Basic (1)	180,053,550	173,938,000

Diluted (1)	189,454,756	180,604,450

(1)	All share and per share data has been adjusted to reflect a fifty-for-one stock split that occurred in October 2009.

VERISK ANALYTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
For The Three Months Ended March 31, 2010 and 2009

	2010	2009
	(In thousands)
Cash flows from operating activities:
Net income	$55,375	$44,915
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	9,929	9,195
Amortization of intangible assets	7,304	8,510
Amortization of debt issuance costs	395	—
Allowance for doubtful accounts	105	349
KSOP compensation expense	2,850	5,127
Stock-based compensation	3,886	2,005
Non-cash charges associated with performance based appreciation awards	566	610
Realized (gains)/losses on securities, net	(32)	398
Deferred income taxes	973	766
Other operating	15	15
Loss on disposal of assets	11	228
Excess tax benefits from exercised stock options	(147)	(171)
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(42,699)	(28,219)
Prepaid expenses and other assets	(4,591)	(3,637)
Federal and foreign income taxes	32,937	27,785
State and local income taxes	6,405	(860)
Accounts payable and accrued liabilities	(25,415)	(24,060)
Acquisition related liabilities	—	(300)
Fees received in advance	88,273	88,692
Other liabilities	1,049	4,045

Net cash provided by operating activities	137,189	135,393

Cash flows from investing activities:
Acquisitions, net of cash acquired of $1,556 and $9,477	(6,227)	(51,618)
Proceeds from release of acquisition related escrows	213	—
Escrow funding associated with acquisitions	(1,500)	(7,000)
Purchases of available-for-sale securities	(252)	(365)
Proceeds from sales and maturities of available-for-sale securities	335	421
Purchases of fixed assets	(7,498)	(8,359)

Net cash used in investing activities	(14,929)	(66,921)

Cash flows from financing activities:
Redemption of ISO Class A common stock	—	(25,881)
Repayment of short-term debt, net	(62,945)	(30,682)
Excess tax benefits from exercised stock options	147	171
Proceeds from stock options exercised	—	179

Net cash used in financing activities	(62,798)	(56,213)

Effect of exchange rate changes	3	(438)

Increase in cash and cash equivalents	59,465	11,821
Cash and cash equivalents, beginning of period	71,527	33,185

Cash and cash equivalents, end of period	$130,992	$45,006

Supplemental disclosures:
Taxes paid	$616	$6,034

Interest paid	$8,228	$8,178

Non-cash investing and financing activities:
Deferred tax liability established on date of acquisition	$(732)	$(8,744)

Capital lease obligations	$575	$—

Capital expenditures included in accounts payable and accrued liabilities	$815	$3,225

Decrease in goodwill due to finalization of acquisition related liabilities	$—	$(4,300)

Increase in goodwill due to acquisition related escrow distributions	$489	$—